UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2025
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on Tuesday, December 9, 2025. At the Annual Meeting, stockholders of the Company: (1) elected the nine director nominees named in the proxy statement and listed below; (2) ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending July 31, 2026; and (3) on an advisory basis, voted to approve the compensation of the Company’s named executive officers. The final voting results by the Company’s stockholders on these matters at the Annual Meeting are as follows:
1.         Election of Directors.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Reginald Chambers	30,637,383	555,406	81,626	2,538,443
Susan L. Decker	30,555,353	638,893	80,169	2,538,443
Robert A. Katz	30,373,269	803,479	97,667	2,538,443
Iris Knobloch	30,333,634	859,308	81,473	2,538,443
Nadia N. Rawlinson	30,444,899	749,735	79,781	2,538,443
Michele Romanow	30,631,695	562,968	79,752	2,538,443
Hilary Schneider	30,367,390	825,551	81,474	2,538,443
D. Bruce Sewell	30,234,008	960,498	79,909	2,538,443
Peter A. Vaughn	29,759,296	1,434,842	80,277	2,538,443
 2.     Ratification of Selection of Auditors.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
32,953,909	782,785	76,164
3.     Advisory Vote on Executive Compensation ("Say-on-Pay").

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
30,133,974	1,035,376	105,065	2,538,443

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: December 10, 2025	By:	/s/ Julie DeCecco
Julie DeCecco
Executive Vice President, General Counsel & Chief Public Affairs Officer